Exhibit 99.7
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Performance Materials average sales per shipping day)

Average Sales per Shipping Day ($ in millions)*#

	2006	2007	2008	2009	2010
January	5.258	6.061	6.040	4.403	4.901
February	5.816	5.593	6.446	4.042	4.856
March	5.200	5.965	6.494	3.896	4.746
April	6.156	6.637	6.552	3.966	5.659
May	5.641	6.112	6.741	4.024	5.718
June	5.845	6.313	6.612	4.176	5.604
July	5.886	6.073	6.889	4.058	5.388
August	5.501	6.642	6.254	3.822	5.078
September	5.663	8.307	6.867	4.673	6.119
October	6.083	5.968	6.074	4.505	5.585
November	6.149	6.642	5.872	4.902	6.075
December	5.800	5.318	3.738	3.764	4.129

*NOTE:  August and September 2007 information (and 3 and 12 month rolling averages that contain August and September 2007 information) is affected by the 13 month foreign reporting impact described on the Business Fundamentals page of this website.

#NOTE:  On November 30, 2010, the Castings Solutions business was contributed into an expanded joint venture with Süd-Chemie and is no longer reflected in these numbers from December 2010 moving forward.